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                                                                   EXHIBIT 23.2

  This is the form of the consent which will be issued upon effectiveness of the stock split described in Note M to the financial statements.

                                          /s/ Coopers & Lybrand L.L.P.
                                          Coopers & Lybrand L.L.P.

Boston, Massachusetts
June 25, 1996

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 of our report dated January 12, 1996, except as to the information in Notes L and
M for which the date is     , 1996, on our audits of the financial statements
of Cubist Pharmaceuticals, Inc. We also consent to the references to our firm under the captions "Selected Financial Data" and "Experts."

Boston, Massachusetts
July  , 1996